UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 4, 2006

(Date of earliest event reported): April 28, 2006

Silverleaf Resorts, Inc.
(Exact name of registrant as specified in its charter)

Texas
(State or other jurisdiction of incorporation)

1-13003	75-2259890
(Commission File Number)	(IRS Employer Identification Number)

1221 River Bend Drive, Suite 120, Dallas, Texas	75247
(Address of principal executive offices)	(Zip Code)

214-631-1166
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 28, 2006, Silverleaf Resorts, Inc. (the “Registrant”) entered into amendments to two of its loan agreements with CapitalSource Finance, LLC ("CapSource"). The Registrant and CapSource originally entered into an Inventory Loan and Security Agreement dated April 29, 2005 which provided the Registrant with a $15 million line of credit secured by unsold timeshare inventory. Pursuant to an Amended and Restated Inventory Loan and Security Agreement ("Inventory Loan") entered into on April 28, 2006, the availability to the Registrant under this line of credit was increased to $30 million, the interest rate was modified from prime rate plus 3% to prime rate plus 1.5%, and the maturity date was extended from April 2008 to April 2011. Additionally, the Inventory Loan was amended to allow up to $15 million of funds under this line of credit to be used to finance certain acquisitions of property by the Registrant. The Registrant also entered into a Receivables Loan Security Agreement ("Receivables Loan") with CapSource dated April 29, 2005, which provided the Registrant with a revolving line of credit for up to $50 million to be secured by timeshare notes receivable. The Receivables Loan was amended by a First Amendment to Receivables Loan and Security Agreement dated April 28, 2006, which adjusted the interest rate from LIBOR plus 4.25% to prime rate plus 0.75%.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: May 4, 2006	SILVERLEAF RESORTS, INC.

	By:	/S/ HARRY J. WHITE, JR.
Name: Harry J. White, Jr.
Title: Chief Financial Officer